JENKENS & GILCHRIST
                           A PROFESSIONAL CORPORATION

                                 1445 ROSS AVENUE             AUSTIN, TEXAS
                                    Suite 3200                (512) 499-3800
                               DALLAS, TEXAS 75202
                                                            CHICAGO, ILLINOIS
                                                              (312) 425-3900
      Mark D. Wigder             (214) 855-4500
      (214) 855-4326       FACSIMILE (214) 855-4300           HOUSTON, TEXAS
   mwigder@jenkens.com                                        (713) 951-3300
                                www.jenkens.com
                                                         LOS ANGELES, CALIFORNIA
                                                              (310) 820-8800

                                                           NEW YORK, NEW YORK
                                                              (212) 704-6000

                                                           SAN ANTONIO, TEXAS
                                                              (210) 246-5000

                                                             WASHINGTON, D.C.
                                                              (202) 326-1500

                                  July 16, 2001

Preferred Voice, Inc.
6500 Greenville Avenue
Suite 570
Dallas, Texas 75206

     Re:  Offering of Common Stock by Certain Selling Stockholders

Ladies and Gentlemen:

     Preferred Voice, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission (the "Commission") its amended registration statement on Amendment No. 2 to Form SB-2 (the "Registration Statement") and the prospectus (the "Prospectus") contained therein, under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offer and sale by certain stockholders ("Selling Stockholders") of the Company pursuant to Rule 415 under the Act of an aggregate of (1) 4,151,660 shares (the "Resale Shares") of the Company's common stock, par value $.001 per share ("Common Stock") and (2) 2,760,168 shares of Common Stock (the "Warrant Shares") to be issued by the Company on the exercise of certain warrants (the "Warrants") issued by the Company. For purposes hereof, "Warrant Shares" and "Resale Shares" shall collectively be referred to hereinafter as the "Shares." We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement and the related Prospectus.

     In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Certificate of Incorporation, as amended, and the bylaws of the Company, (ii) copies of resolutions of the Board of Directors of the Company authorizing the issuance of the Resale Shares, the issuance of the Warrants and the Warrant Shares upon exercise of the Warrants, the preparation and filing of the Registration Statement and related matters, (iii) a Secretary's Certificate dated July 16, 2001, certifying the number of authorized but unissued shares of Common Stock reserved by the Company to be issued upon the exercise of the Warrants and other warrants issued by the Company, (iv) the Warrants, (v) the Registration Statement and all exhibits thereto, and (vi) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations,

Preferred Voice, Inc.
July 9, 2001
Page 2

we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. Additionally, we have assumed that the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Warrant Shares pursuant to the Warrants. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing, we are of the opinion that (1) the Resale Shares, as described in the Registration Statement, have been duly authorized for issuance and are validly issued, fully paid and nonassessable; and (2) the Warrant Shares, as described in the Registration Statement, have been duly authorized for issuance, and if and when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

     We advise you that we are licensed to practice law only in the State of Texas, and we are not experts with respect to the laws of any other jurisdictions other than the laws of the State of Texas, the Delaware General Corporation Laws, and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                     Respectfully submitted,

                                                     JENKENS & GILCHRIST,
                                                      a Professional Corporation



                                                     By:  /s/ Mark D. Wigder
                                                        ------------------------
                                                            Mark D. Wigder
                                                            Authorized Signatory